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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 22, 1996 included in the Timeline, Inc. Form 10-KSB for the year ended March 31, 1996 and to all references to our Firm included in this registration statement.


                                /s/  Arthur Andersen LLP

Seattle, Washington
July 15, 1996